Exhibit 10.11

Note Agreement

(the “Agreement”)

FACE AMOUNT	$35,000
PRICE	$30,000
ISSUANCE DATE	November XX, 2012
MATURITY DATE	May XX, 2013

FOR VALUE RECEIVED, PLAYERS NETWORK, a Nevada corporation (the “Company”), (OTC BB: PNTV) hereby promises to pay Dutchess Opportunity Fund, II, LP. (the “Holder”) on May XX, 2013 (the “Maturity Date”), or earlier, the Face Amount of Thirty-Five Thousand Dollars ($35,000) U.S., plus accrued and unpaid amounts due under this Agreement, in such amounts, at such times and on such terms and conditions as are specified herein. The Company and the Holder are sometimes hereinafter collectively referred to as the “Parties” and each a “Party” to this Agreement.

WHEREAS, the Company desires to finance, from the Holder, its operations; and,

WHEREAS, the Holder desires to finance those operations of the Company that it deems acceptable upon the terms and conditions set forth in this Agreement; and,

In consideration of the above recitals, the terms and covenants of this Agreement and other good and valuable consideration, including the payment of money from Holder to Company, the receipt of which is hereby acknowledged, and intending to be bound hereby, the Parties agree as follows:

Article 1     Closing; Repayment

Section 1.1     Closing

The Closing Date shall be the date on which funds are wired to the Company.

Section 1.2     Repayment

On the ninetieth (90th) day following Closing, the Company shall make mandatory payment in full to the Holder in the amount of one thousand dollars ($1,000) per month (each a “Payment”). The balance due on the Face Amount shall be due and payable upon the Maturity Date.

The Company may make additional payments (“Prepayment”) without any penalties.

Article 2     Defaults and Remedies

Section 2.1     Events of Default. Each of the following shall constitute an “Event of Default” under this Agreement:

1

(a)     the Company fails to make any Payment on the Face Amount of this Agreement within two (2) business days of the Maturity Date; or

(b)     the Company, pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case or if such an involuntary case is commenced against the Company and is not dismissed or stayed within thirty (30) calendar days; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property; or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for sixty (60) calendar days; or

(c)     any of the Company’s representations or warranties contained in this Agreement were false when made; or,

(d)     the Company breaches any covenant or condition of this Agreement, and such breach, if subject to cure, continues for a period of five (5) business days.

(f)     the Company’s failure to pay any taxes when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on the Company’s books; provided, however, that in the event that such failure is curable, the Company shall have ten (10) business days to cure such failure; or,

(g)     an attachment or levy is made upon the Company’s assets having an aggregate value in excess of twenty-five thousand dollars ($25,000) or a judgment is rendered against the Company or the Company’s property involving a liability of more than twenty-five thousand dollars ($25,000) which shall not have been vacated, discharged, stayed or bonded pending appeal within ninety (90) days from the entry hereof; or,

(h)     any change in the Company’s condition or affairs (financial or otherwise) which in the Holder’s reasonable, good faith opinion, would have a Material Adverse Effect; provided, however, that in the event that such failure is curable, the Company shall have ten (10) business days to cure such failure; or,

(i)     any lien in the Collateral in favor of the Holder, except for liens permitted under the Security Agreement, created hereunder for any reason ceases to be or is not a valid and perfected lien in such Collateral having a first priority interest in favor of the Holder; or,

(j)     If there is a default or other failure to perform in any agreement to which the Company is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $25,000; or

2

(k)     the indictment or threatened indictment of the Company, any officer of the Company under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against the Company or any officer of the Company pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the company; or

(l)     all filings including current offerings and their underlying registration statement are current.

As used in this Section 2.1, the term “Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 2.3     Remedies. Upon the occurrence of an Event of Default, the Holder may enforce its rights to convert the Face Amount, in part or in whole.

(a)     The Holder may elect to convert the Face Amount in whole or in part any time and from time to time following an Event of Default. Such conversion shall be effectuated by providing the Company, or its attorney, with that portion of the Convertible Debenture to be converted together with a facsimile or electronic mail of the signed notice of conversion (the “Notice of Conversion”). The date on which the Notice of Conversion is effective (“Conversion Date”) shall be deemed to be the date on which the Holder has delivered to the Company a facsimile or electronically mailed the Notice of Conversion (receipt being via a confirmation of the time such facsimile or electronic mail to the Company as provided by the Holder).

(b)     Common Stock to be Issued. Upon the conversion of the Convertible Debenture by the Holder, the Company shall instruct its transfer agent to issue stock certificates or DWAC to the Holder. In the event that the Shares underlying the Face Amount is deemed saleable under Rule 144 of the Securities Act, the Company shall, upon a Notice of Conversion, instruct the transfer agent to issue free trading certificates without restrictive legends, subject to other applicable securities laws. The Company is responsible to for all costs associated with the issuance of the shares, including but not limited to the opinion letter, overnight delivery of the certificates and any other costs that arise. The Company shall act as registrar of the Shares of Common Stock to be issued and shall maintain an appropriate ledger containing the necessary information with respect to each Convertible Debenture. The Company warrants that no instructions have been given or will be given to the transfer agent which limit, or otherwise prevent resale and that the Common Stock shall otherwise be freely resold, except as may be set forth herein or subject to applicable law.

(c)     Conversion Rate. The Holder is entitled to convert the Convertible Debenture Residual Amount, plus accrued interest and penalties, anytime following the Convertible Closing Date, at the lesser of either (i) sixty percent (60%) of the lowest closing bid price during the twenty (20) trading days immediately preceding the Notice of Conversion or (ii) seven cents ($.07) per shares (each a “Conversion Price”). No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up to the nearest whole share.

3

(d)     Nothing contained in the Convertible Debenture shall be deemed to establish or require the Company to pay interest to the Holder at a rate in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company. In the event this Section 4.4(d) applies, the Parties agree that the terms of this Note shall remain in full force and effect except as is necessary to make the interest rate comply with applicable law.

(e)     Within two (2) business days after receipt of the documentation referred to in this Section, the Company shall deliver a certificate for the number of shares of Common Stock issuable upon the conversion. In the event the Company does not make delivery of the Common Stock as instructed by Holder within two (2) business days after the Conversion Date, the Company shall pay to the Holder an additional $1,000 per day in cash; provided, however, that the Company shall not be liable for any amounts under this Section 2.2(e) in the event that the delay in the issuance of the Common Stock is as a result of actions by the Holder or outside of the control of the Company.

(f)     The Company shall at all times reserve (or make alternative written arrangements for reservation or contribution of shares) and have available all Common Stock necessary to meet conversion of the Convertible Debentures by the Holder of the entire amount of Convertible Debentures then outstanding. If, at any time, the Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock (or alternative shares of Common Stock as may be contributed by stockholders of the Company) available to effect, in full, a conversion of the Convertible Debentures (a “Conversion Default,” the date of such default being referred to herein as the “Conversion Default Date”), the Company shall issue to the Holder all of the shares of Common Stock which are available. Any Convertible Debentures, or any portion thereof, which cannot be converted due to the Company’s lack of sufficient authorized common stock (the “Unconverted Debentures”), may be deemed null and void upon written notice sent by the Holder to the Company. The Company shall provide notice of such Conversion Default (“Notice of Conversion Default”) to the Holder, by facsimile, within one (1) business days of such default.

(g)     The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Convertible Debentures in full will cause the Holder to suffer irreparable harm, and that the actual damages to the Holder will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The Parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties’ good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable, and under the circumstances, do not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Convertible Debenture.

4

The Company does hereby warrant the date of consideration for the Note is the Issuance Date of the Note and shall use all commercially reasonable best efforts to have an opinion letter stating such for sale under Rule 144. In the event that counsel to the Company fails or refuses to render an opinion as required to issue the Conversion Shares in accordance with this Article 2 (either with or without restrictive legends, as applicable), then the Company irrevocably and expressly authorizes counsel to the Holder to render such opinion, attached as Exhibit A and incorporate herein by reference. The Transfer Agent shall accept and be entitled to rely on such opinion for the purposes of issuing the Conversion Shares and Interest Shares. Any costs incurred by Holder for such opinion letter shall be added to the Face Amount. The Company shall cooperate fully and in a timely manner with the transfer agent for any Company information requested by the transfer agent.

Article 3 Additional Financing and Registration Statements

Section 3.1     The Company will not enter into any additional financing agreements other than with the Holder, without prior expressed written consent from the Holder, which can be unreasonably withheld. Failure to do so will result in an Event of Default and the Holder may elect to take the action outlined in Article 2.

Section 3.2     If the Company shall, issue or agree to issue shares, including those on Form S-8, for any to any person, firm or corporation at terms deemed by the Holder to be more favorable to the other investor than the terms or conditions of this Agreement, then the Holder is granted the right to modify any such term or condition of the Agreement to be the same as any such term or condition of any subsequent offering.

Section 3.3     The Company agrees that any and all its officers, insiders, affiliates or other related parties shall refrain from selling any Stock, until such time as the Face Amount is paid in full.

Article 4     Notice.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

PLAYERS NETWORK

XXXXXXXXXX

5

If to the Holder:

Dutchess Opportunity Fund, II, LP

50 Commonwealth Ave, Suite 2

Boston, MA 02116

Each party shall provide five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.

Article 5     Time

Where this Agreement authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Agreement. A “business day” shall mean a day on which the banks in New York are not required or allowed to be closed.

Article 6     No Assignment

This Agreement and the terms and conditions herein, shall not be assignable without the written consent of both Parties.

Article 7     Rules of Construction.

In this Agreement, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the mascuLine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Agreement are inserted for convenience of reference only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof. Wherever, in this Agreement, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Agreement.

Article 8     Governing Law

The validity, terms, performance and enforcement of this Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements that are negotiated, executed, delivered and performed solely in the Commonwealth of Massachusetts.

6

Article 9     Litigation

The parties to this agreement will submit all disputes arising under this agreement to arbitration in Boston, MA before a single arbitrator of the American Arbitration Association (“AAA”). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing in this section shall limit the Holder's right to obtain an injunction for a breach of this Agreement from a court of law.

Article 10     Threshold Amount

If at any time if there is a balance outstanding on the Note, the Company raises any funds from a third-party, whether involving the issuance of debt or equity, in excess of one dollar ($1.00) (a “Financing”), then the Company shall pay to the Holder one hundred percent (100%) of the net proceeds therefrom as prepayment of the Note and all accrued and unpaid interest thereon and all penalties, if any, then due. A Financing will also include the sale by the Company of any of its assets which are deemed to be material to the Company (excluding assets sold in the normal course of business). All prepayments described in this Article 10 shall be made to the Holder within three (3) business day of the Company’s receipt of proceeds from the Financing. Failure to comply with this Article 10 shall constitute an Event of Default (as described in Article 2 hereof).

Article 11     Fees & Expenses

The Company agrees to pay for related expenses associated with the proposed transaction of three thousand dollars ($3,000). This amount shall cover, but is not limited to, the following: due diligence expenses, document creation expenses, closing costs, and transaction administration expenses. This shall be paid at Closing and deducted from the Price of the Note.

Article 12     Indemnification

In consideration of the Holder's execution and delivery of this Agreement and the acquisition and funding by the Holder hereunder and in addition to all of the Company's other obligations under the documents contemplated hereby, the Company shall defend, protect, indemnify and hold harmless the Holder and all of their shareholders, officers, directors, employees, counsel, and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “INDEMNIFIED LIABILITIES’), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Agreement, or any other certificate, instrument or document contemplated hereby or thereby (ii) any breach of any covenant, agreement or obligation of the Company contained in the Agreement or any other certificate, instrument or document contemplated hereby or thereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, the Holder or based on illegal or alleged illegal trading of the Shares by the Holder. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Holder may have, and any liabilities the Holder may be subject to.

7

Article 13     Waiver

The Holder's delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Holder under this Agreement to demand strict compliance and performance herewith. Any waiver by the Holder of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Holder, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Holder.

Article 14     Holder Shares; Date of Consideration

a.     The Company shall issue to the Holder fifteen percent (15%) of the Face Amount shares of unregistered, restricted Common Stock (the “Holder Shares”) equaling XX,XXX Shares, as an incentive for the Holder entering into this Agreement. The Holder Shares shall be issued and delivered to the Holder upon Closing along with a board resolution authorizing the issuance. The Company’s failure to issue the Holder Shares shall constitute an Event of Default and the Holder may elect to enforce the remedies outlined in Article 2 hereof. The Company’s obligation to provide the Holder with the Holder Shares, as set forth herein, shall survive the termination of this Note and any default on this obligation shall provide the Holder with all rights, remedies and default provisions set forth in this Note or otherwise available by law.

b.     The Company hereby acknowledges that the date of consideration for the Holder Shares is the date of the Closing and shall use all commercially reasonable best efforts to facilitate sales under Rule 144 of the Securities Act. The Company shall provide an opinion letter from counsel within two (2) business days of written request by the Holder stating that the date of consideration for the Holder Shares is the date of the Closing and submission of proper Rule 144 support documentation. In the event the Company does not deliver the opinion letter within two business days, the Company shall be in default as outlined in Article 2. In the event that counsel to the Company fails or refuses to render an opinion as required to issue the Holder Shares in accordance with this paragraph (either with or without restrictive legends, as applicable), then the Company irrevocably and expressly authorizes counsel to the Holder to render such opinion and shall authorize the Transfer Agent to accept and to rely on such opinion for the purposes of issuing the Shares (which is attached as Exhibit B hereto). Any costs incurred by Holder for such opinion letter and any costs associated with the clearing and depositing of the Holder Shares shall be added to the Face Amount. The Company acknowledges that for the purposes of this Agreement, the Holder is not deemed an underwriter.

8

Article 16     Representations and Warranties of the Company

a.     It is fully authorized to enter into this Agreement and to perform hereunder.

b.     This Agreement constitutes its legal, valid and binding obligation.

c.     Company is in good standing in the jurisdiction of its organization and in the Nevada.

d.     Company has not received notice or otherwise learned of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of the Company.

Article 17     Miscellaneous

a.     All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

b.     Neither this Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

c.     Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by facsimile transmission: (i) if to the Company, at its executive offices or (ii) if to the Holder, at the address for correspondence set forth in the Article 6, or at such other address as may have been specified by written notice given in accordance with this paragraph.

d.     This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

e.     This Written Agreement represent the FINAL AGREEMENT between the Company and the Holder and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties, there are no unwritten oral agreements among the parties.

9

f.     The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree, including United States federal and state securities laws and regulations and the rules and regulations of the principal securities exchange or trading market on which the Common Stock is traded or listed (the “Principal Market”), applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of, or in default under, the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. The Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

g.     The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the respective jurisdictions of their incorporation, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Both the Company and its Subsidiaries are duly qualified to do business and are in good standing in every jurisdiction in which their ownership of property or the nature of the business conducted by them makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Agreement.

10

h.     Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, and to issue the Agreement in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders, (iii) the Agreement has been duly and validly executed and delivered by the Company, and (iv) the Agreement constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

i.     The execution and delivery of this Agreement shall not alter any prior written agreements between the Company and the Holder.

j.      There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants, auditors and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants, auditors or lawyers.

k.     All representations made by or relating to the Company of a historical nature and all undertaking described herein shall relate and refer to the Company, its predecessors, and the Subsidiaries.

l.     The only officer, director, employee and consultant stock option or stock incentive plan currently in effect or contemplated by the Company has been submitted to the Holder or is described with Reports. No other plan will be adopted nor may any options.

m.     The Company hereby represent and warrants to the Holder that: (i) it has voluntarily entered into this Agreement of its own freewill, (ii) it is not entering into this Agreement under economic duress with this Agreement and anticipated continued financing, (iii) the terms of this Agreement are reasonable and fair to the Company, (iv) the Company has had independent legal counsel of its own choosing review this Agreement, advise the Company with respect to this Agreement, and represent the Company in connection with its entering into this Agreement and (v) the Holder is not an underwriter with respect to this transaction.

11

IN WITNESS WHEREOF, the Company has duly executed this Note as of the date first written above.

Players Network

______________________________
Name: Mark Bradley
Title: Chief Executive Officer

DUTCHESS OPPORTUNITY FUND, II, LP.

______________________________
Name: Douglas Leighton
Title: Director

12

EXHIBIT A

Pacific Stock Transfer
4045 South Spencer Street, Suite 403

Las Vegas, NV 89119

RE: Removal of Legend

To Whom It May Concern:

Please use this letter as authorization to have the attached request for the issuance of free trading shares, pursuant to paragraph Rule 144 of the Securities Act, to Dutchess Opportunity Fund, II, LP which acquired the fully paid, non-assessable securities.

The Company does hereby instruct Pacific Stock Transfer to rely on the opinion for resale of shares from Trombly Business Law.

The Company represents that Dutchess is not recognized has never been an affiliate of the company.

Regards,

Mark Bradley

Chief Executive Officer

PLAYERS NETWORK

13